SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 29, 2008
ALLIANCE BANCSHARES CALIFORNIA
(Exact Name of Registrant as Specified in its Charter)

California (State or Other Jurisdiction of Incorporation)	000-33455 (Commission File Number)	91-2124567 (I.R.S. Employer Identification No.)
100 Corporate Pointe
Culver City, CA 90230
(Address of Principal Executive Offices)
(310) 410-9281
(Registrant’s Telephone Number)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement
     On February 29, 2008, Alliance Bank (the “Bank”), the banking subsidiary of Alliance Bancshares California (the “Company”), entered into an amendment to the Office Building Lease dated December 18, 2001 for the Bank’s Orange County Regional Banking Center. The amendment: (i) added an additional 16,951 square feet of space for a total of approximately 25,125 square feet; (ii) increased the monthly rent from $23,300 to $71,600 (increasing to $96,200 per month in the tenth year); and (iii) extended the lease expiration date to 10 years from the date the Bank first occupies the additional space, with two five-year renewal options. The Bank anticipates occupying the additional space in the summer of 2008.
     The Bank intends to consolidate its banking operations located in three other Orange County offices into the expanded Orange County Regional Banking Center in order to improve operating efficiencies. The three other offices occupy an aggregate of approximately 10,835 square feet and a current aggregate monthly rent of $32,600.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 5, 2008	ALLIANCE BANCSHARES CALIFORNIA
	By:	/s/ Daniel L. Erickson
Daniel L. Erickson
Executive Vice President and Chief Financial Officer

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